EXHIBIT 4
---------

                           PLEDGE AGREEMENT
                           ----------------


     This STOCK PLEDGE AGREEMENT (this "Agreement") dated as of
January 27, 1999 is made by C. JILL BERESFORD (herein referred to as "Pledgor"), in favor of DGJ, L.L.C., a Delaware limited liability company (together with its successors and assigns, "Pledgee").

W I T N E S S E T H:
-------------------

     WHEREAS, Pledgee expects to enter into a certain Securities Purchase Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time, the "Agreement") with BPI Packaging Technologies, Inc., a Delaware corporation ("Company"); terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement;

     WHEREAS, in connection with the Agreement, Pledgor, Pledgee and certain other parties will enter into a Closing Agreement dated the date hereof (the "Closing Agreement"), pursuant to which Pledgor will agree to reimburse Pledgee for certain liabilities, costs, damages or expenses and to pledge shares of capital stock of the Company to secure such obligation;

     WHEREAS, as conditions precedent to closing under the Agreement, Pledgee is requiring Pledgor to execute this Agreement; and

     WHEREAS, Pledgor is an affiliate of the Company and acknowledges that it will be to Pledgor's benefit and advantage (financial and otherwise) to induce Pledgee to enter into the Agreement;

     NOW, THEREFORE, in consideration of the promises hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Pledgor and Pledgee agree as follows:

     1. PLEDGE. Pledgor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto Pledgee, its successors and assigns, a first priority security interest in and lien on those certain shares of stock of the Company described on
SCHEDULE I hereto (collectively, the "Pledged Shares") and any and all replacements, substitutions, and/or proceeds of and relating to such Pledged Shares, as collateral security for the prompt payment in full and performance of all of the obligations, and liabilities of the Pledgor to Pledgee, whether now existing or hereafter incurred, and whether for rent, fees, costs or expenses, under the Closing Agreement (collectively, the "Obligations"). The Pledgor shall deliver to the Pledgee on the date hereof the Pledged Shares accompanied by stock powers duly endorsed in blank.

     2. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Pledgee, which representations and warranties shall survive the execution and delivery of this Agreement, that:

           (a) Pledgor is, and at the time of any future delivery, pledge, assignment or other transfer hereunder, will be, the lawful owner of the Pledged Shares, of record and beneficially;

           (b) The Pledged Shares as described on SCHEDULE 1 attached hereto are duly authorized, validly issued, fully paid and nonassessable;

           (c) Except for the pledge in favor of Pledgee hereunder, none of the Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, operating agreement or by-laws of the issuer of the Pledged Shares, upon the transfer of such stock;

           (d) Pledgor has good and marketable title to the Pledged Shares, and at the time of any future delivery, pledge, assignment or other transfer of other collateral hereunder will have good and marketable title thereto, free and clear of all pledges, liens, security interests, restrictions, charges or encumbrances and adverse claims of any kind whatsoever except as otherwise specifically set forth herein;

           (e) The execution, delivery and performance by Pledgor of this Agreement does not and will not result in any violation or breach of, or default under, or conflict with, any terms any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

           (f) All acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Agreement and to constitute it and the pledge hereunder the valid and legally binding obligation of the Pledgor enforceable in accordance with the terms hereof, including, without limitation, if applicable, the delivery of stock powers and/or endorsements, have been fully done and performed; and

           (g) Upon the Pledgor's execution and delivery of this Agreement and the delivery to Pledgee of the original certificates evidencing the Pledged Shares, this Agreement shall create a valid first lien upon and perfected security interest in the Pledged Shares and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a prior security interest in the Pledged Shares.

     3.    COVENANTS.

           (a) For as long as this Agreement is in force and effect, Pledgor shall not, directly or indirectly, sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of any of the Pledged Shares, or any interest therein, or create, assume or permit any lien or encumbrance of any kind whatsoever to exist with respect thereto, except pursuant to this Agreement or upon the prior written approval of Pledgee. Pledgor shall defend the Pledged Shares at Pledgor's own expense (which expense shall include, without limitation, reasonable attorneys' fees, costs and expenses) against the claims of all persons or entities at any time claiming an interest therein, except for Pledgee.

           (b) Except as otherwise specifically provided herein, Pledgor shall deliver to Pledgee, promptly upon receipt thereof, to be held by Pledgee in accordance with this Agreement, any and all stock, liquidating or other dividends (other than cash dividends), distributions in property, returns of capital and other distributions made on or in respect of the Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof or received in any exchange of stock or assets to which such issuer may be a party or otherwise, and any and all cash and other property received in exchange for Pledged Shares, accompanied, if deemed by Pledgee to be appropriate, by proper instruments of assignment or stock powers duly executed by Pledgor in accordance with Pledgee's instructions.

     4.    VOTING POWER, DIVIDENDS AND OTHER MATTERS.

           (a) Except as otherwise agreed by Pledgee and Pledgor pursuant to the Agreement dated January 27, 1999 among Pledgor, Pledgee and Ivan Hughes, unless and until an Event of Default (as hereinafter defined) has occurred, except as otherwise agreed by Pledgor and Pledgee, Pledgor shall have the right to exercise all voting, consensual and other powers and rights of ownership pertaining to the Pledged Shares.

           (b) If any Event of Default shall have occurred, then, and whether or not Pledgee exercises any available right, remedy or relief available under this Agreement, Pledgee, or Pledgee's nominee or nominees, shall forthwith, without further act on the part of any person or entity, have the sole and exclusive right to exercise all voting, consensual and other powers and rights of ownership pertaining to the Pledged Shares, as applicable. Pledgee shall exercise such powers in such manner as Pledgee, in its sole discretion, shall determine to be necessary, appropriate or advisable, and if Pledgee shall so request in writing, Pledgor agrees to and shall execute and deliver to Pledgee such other and additional powers, authorizations, proxies, dividends and such other documents as Pledgee may request to secure to Pledgee the rights, powers and authorities intended to be conferred upon Pledgee by this Agreement.

     5. EVENTS OF DEFAULT. Pledgor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events (an "Event of Default"):

           (a) any representation or warranty of Pledgor hereunder shall have been or be false or misleading in any material respect when made; or

           (b) Pledgor has defaulted in the due observance or per-formance of any covenant, term or agreement contained herein or in the Closing Agreement, and any grace or notice period therein shall have passed.

           (c) Pledgor makes an assignment for the benefit of creditors, admits in writing its insolvency or its inability to pay its debts as they come due, files a voluntary petition in bankruptcy or reorganization, or becomes subject to any involuntary petition in bankruptcy or reorganization which is not dismissed within ninety (90) days after filing.


     6.    SALE OF PLEDGED SHARES UPON THE OCCURRENCE OF AN EVENT OF
DEFAULT.

           (a) Upon the occurrence of an Event of Default, Pledgee may, at its option and in its sole discretion:

                 (i) Sell the Pledged Shares, or any portion thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for Pledgee, where designated by Pledgee, for cash, on credit or for other property, and at such price or prices and upon such terms as Pledgee shall, in Pledgee's sole discretion, determine. Pledgee may be the purchaser of any or all of the Pledged Shares so sold. Pledgee shall give Pledgor at least ten (10) days' written notice, in case of public or private sale, of such sale and shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as Pledgee shall fix in the notice of such sale. At any such sale the Pledged Shares may be sold in one (1) lot as an entirety or in separate parcels. Pledgee shall not be obligated to make any sale pursuant to any such notice. Pledgee may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Shares for credit or for other property, the Pledged Shares so sold may be retained by Pledgee until the selling price is paid by the purchaser thereof, but Pledgee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Shares so sold, and in case of any such failure, such Pledged Shares may again be sold under and pursuant to the provisions hereof; or

                 (ii) Proceed by a suit or suits at law or in equity to foreclose upon the pledge and security interest created by this Agreement and sell the Pledged Shares, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction; or

                 (iii)Proceed in accordance with Paragraph 12 hereof.

           (b) Upon any sale of any Pledged Shares made in accordance with the terms of this Agreement, Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Shares so sold. Each purchaser (including Pledgee) at any such sale shall hold the Pledged Shares so sold, absolutely free from any claim or right of whatsoever kind including, without limitation, any equity or right of redemption, of Pledgor, which Pledgor hereby specifically waives, to the fullest extent it may lawfully do so, and all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

           (c) Pledgee, as attorney-in-fact pursuant to Section 8 hereof may, in the name and stead of Pledgor, make and execute all conveyances, assignments and transfers of the Pledged Shares sold pursuant to this
Section 6. Pledgor shall, if so requested by Pledgee, ratify and confirm any sale or sales by executing and delivering to Pledgee or to such purchaser or purchasers (including Pledgee), all such instruments as may, in the judgment of Pledgee, be advisable for such purpose.

           (d) The receipt of Pledgee for the purchase money paid at any such sale made by Pledgee shall be a sufficient discharge therefor to any purchaser of the Pledged Shares, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives, successors or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

     7. APPLICATION OF PROCEEDS. The proceeds of any sale, or of collection, of all or any part of the Pledged Shares shall be applied by Pledgee first toward the payment of any and all costs or expenses and reasonable attorneys' fees and costs or expenses thereby incurred by Pledgee and next toward payment of the Obligations and the obligations hereunder in such order as Pledgee may elect and the balance to Pledgor; provided that Pledgor and/or Pledgee shall be credited with the net proceeds of such sale (as the case may be) only when such proceeds are actually received by Pledgee.

     8. PLEDGEE APPOINTED ATTORNEY-IN-FACT; INDEMNITY. Pledgee, Pledgee's heirs and legal beneficiaries and successors and assigns, as applicable, is hereby appointed the attorney-in-fact of Pledgor, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and thereby irrevocable. Pledgor shall indemnify and save harm-less Pledgee and each of its officers, directors, employees, and agents, from and against any liability, cost, expense, suit, action, claim, penalty or damage which it or any of them may incur in the exercise and performance of any of Pledgee's powers and duties provided herein; provided, however, that the Pledgor shall not be required to indemnify Pledgee for any liability, cost, expense, suit, action, claim, penalty or damage resulting solely from the gross negligence or willful misconduct of Pledgee, its officers, agents or assigns.

     9. NO WAIVER. No failure on the part of Pledgee to exercise, and no delay on the part of Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other or further right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable law, in equity, or under Agreement Document.

     10. TERMINATION. Upon the date one year after the special meeting of stockholders contemplated by Section 2.5 of the Agreement, provided no Event of Default exists thereunder, this Agreement shall terminate, and upon request by Pledgor, Pledgee will forthwith execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will forthwith deliver to Pledgor the Pledged Shares, or portion thereof, which has not theretofore been sold or otherwise applied or released pursuant to this Agreement, and the related stock powers which have not theretofore become effective.

     11.   GENERAL PROVISIONS.

           (a) THIS AGREEMENT IS TO BE PERFORMED IN, AND SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

           (b) This Agreement cannot be changed or amended orally, but only by an agreement in writing, signed by both parties hereto.

           (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

           (d) Pledgor hereby agrees, at Pledgor's own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Pledgee may reasonably request to effect the purposes of this Agreement and to secure to Pledgee the benefits of all rights, authorities and remedies conferred upon Pledgee by the terms of this Agreement.

           (e) All notices requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the applicable persons and entities identified below personally, or by a nationally recognized courier service, or three (3) days after mailing if mailed by first class certified mail, postage prepaid, return receipt requested, addressed as follows:

           If to Pledgor, to:

           c/o BPI Packaging Technologies, Inc.
           455 Somerset Avenue
           North Dighton, Massachusetts 02764

           If to Pledgee, to:

           DGJ, L.L.C.
           600 Central Avenue
           Suite 262
           Highland Park, Illinois 60035


Such addresses may be changed from time to time by means of a notice given in the manner provided by this subsection 11(e).

           (f) This Agreement contains the complete and entire understanding of the parties hereto with respect to the subject matter hereof and this Agreement supersedes any and all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.

           (g) The Section and subsection headings herein are for convenience only and shall not be used to construe or interpret this Agreement.

           (h) This Agreement may be executed in one or more counter-parts, each of which shall be deemed to be an original but all of which taken together shall constitute but one and the same document.

           (i) The obligations of the Pledgor under this Agreement shall be absolute and unconditional in accordance with the terms hereof and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Agreement, or any other Agreement Document; (b) any lack of validity or enforceability of the Agreement or any other Agreement Document; (c) any furnishing of any additional security or collateral to the Pledgee or its assignees or any acceptance thereof or any release of any security by the Pledgee or its assignees; (d) any bankruptcy, insolvency, or similar proceeding relating to the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (e) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations; or (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

           (j) PLEDGOR IRREVOCABLY AGREES THAT, SUBJECT TO PLEDGEE'S SOLE AND ABSOLUTE ELECTION, ANY ACTION OR PROCEEDING IN ANY WAY, MANNER OR RESPECT ARISING OUT OF THIS AGREEMENT OR ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT, SHALL BE LITIGATED ONLY IN THE COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, THE STATE OF ILLINOIS, AND THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY MAIL DIRECTED TO PLEDGOR AT PLEDGOR'S ADDRESS SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH PLEDGEE HAS RECEIVED NOTICE AS PROVIDED HEREIN OR, SERVICE TO BE DEEMED COMPLETE FIVE (5) DAYS AFTER MAILING, OR AS PERMITTED UNDER THE RULES OF EITHER OF SAID COURTS. PLEDGOR CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE. THE PLEDGOR HEREBY WAIVES ANY RIGHT ITS MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST PLEDGOR BY PLEDGEE IN ACCORDANCE WITH THIS SECTION 11(j).

     12. STRICT FORECLOSURE; LIQUIDATED DAMAGES. Upon an Event of Default, Pledgee, at its option, may proceed in accordance with Section 9-505 of the Uniform Commercial Code as in effect in the State of Illinois. Upon such exercise, Maker shall be relieved of its obligations under the Agreement. PLEDGOR HEREBY WAIVES ITS RIGHT TO OBJECT TO Pledgee'S ELECTION OF SUCH OPTION. In connection therewith, Pledgor further acknowledges and agrees as follows:

           (a) The expense and difficulty of the Agreement and related transactions, the inconvenience that would be associated with enforcement of the Agreement and the distances involved make it appropriate that Pledgor agree to liquidated damages that shall be deemed to have been caused to Pledgee in the event of a default under this Agreement or any of the other Agreement Documents. The present and anticipated future value of the Pledged Shares represents a fair, reasonable estimate of actual damages that Pledgee would sustain in the event of any such default.

           (b) Upon any Event of Default, Pledgee may, at its option, transfer the Pledged Shares into its own name in satisfaction of the Obligations. Election of such option shall be deemed made only if notice thereof is given in writing by Pledgee to Pledgor.



                       [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Stock Pledge Agreement has been duly executed by the parties hereto as of the date first set forth above.

                               PLEDGEE:
                               -------

                                  DGJ, L.L.C.


                                  By:  /s/ GARY EDIDIN
                                       --------------------
                                       GARY EDIDIN


                               PLEDGOR:
                               -------


                                       /s/ C. HILL BERESFORD
                                       ---------------------
                                       C. JILL BERESFORD

                              SCHEDULE 1
                              ----------


                        LIST OF PLEDGED SHARES



CLASS OF   SHARES ISSUED    NUMBER OF
CAPITAL         AND         SHARES           CERTIFICATE      RECORD
STOCK      OUTSTANDING      PLEDGED          NUMBER           OWNER
-------    -------------    ---------        ----------       ------


Series B
Preferred     146,695       146,695          __________       Pledgor